Exhibit 99.3

News Release

FOR IMMEDIATE RELEASE
OCTOBER 6, 2010

CHESAPEAKE ENERGY CORPORATION ANNOUNCES 2010 THIRD QUARTER
OPERATIONAL UPDATE AND FINANCIAL RESULTS RELEASE DATES
AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, OCTOBER 6, 2010 – Chesapeake Energy Corporation (NYSE:CHK) has scheduled its 2010 third quarter operational update to be released after the close of trading on the New York Stock Exchange on Tuesday, November 2, 2010.  Additionally, the company has scheduled its 2010 third quarter financial results to be released after the close of trading on the New York Stock Exchange on Wednesday, November 3, 2010.

The company has also scheduled a conference call to discuss both releases for Thursday, November 4, 2010 at 9:00 am EDT.  The telephone number to access the conference call is 913-981-5510 or toll-free 888-215-7015.  The passcode for the call is 5815149.  We encourage those who would like to participate in the call to place calls between 8:50 and 9:00 am EDT.
For those unable to participate in the conference call, a replay will be available for audio playback at 1:00 pm EDT on Thursday, November 4, 2010 and will run through midnight Thursday, November 18, 2010.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 5815149.

The conference call will also be webcast live on Chesapeake’s website at www.chk.com in the “Events” subsection of the “Investors” section of our website.  The webcast of the conference call will be available on Chesapeake’s website for one year.

Chesapeake Energy Corporation is the second-largest producer of natural gas and the most active driller of new wells in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Barnett, Fayetteville, Haynesville, Marcellus and Bossier natural gas shale plays and in the Eagle Ford, Granite Wash and various other unconventional liquids plays.  The company has also vertically integrated its operations and owns substantial midstream, compression, drilling and oilfield service assets.  Further information is available at www.chk.com.

INVESTOR CONTACTS:		MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA	John J. Kilgallon	Jim Gipson	6100 North Western Avenue
(405) 767-4763	(405) 935-4441	(405) 935-1310	P.O. Box 18496
jeff.mobley@chk.com	john.kilgallon@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154